================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 16, 2002


                            El Paso Electric Company
             (Exact name of registrant as specified in its charter)

    Texas                             0-296                      74-0607870
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


Stanton Tower, 100 North Stanton, El Paso, Texas                   79901
           (Address of principal executive offices)              (Zip Code)




      (Registrant's telephone number, including area code): (915) 543-5711


================================================================================

Item 9.  Regulation FD Disclosure

     The El Paso Electric Company (the "Company") is subject to regulation by the Federal Energy Regulatory Commission ("FERC") in certain matters, including rates for wholesale power sales, transmission of electric power and the issuance of securities. FERC is currently conducting an investigation into potential manipulation of prices for electricity in the western United States during 2000 and 2001.

     On August 13, 2002, FERC issued an order initiating investigation and establishing hearing procedures and refund effective date (the "order") in Docket No. EL02-113-000, the effect of which was to further the investigation into instances of possible misconduct by the Company, and if so, to determine remedies, including possibly refunds and/or revocation of the Company's and/or Enron's market-based rate authority.

     As with previous orders from the FERC, the Company stands ready to cooperate in full with the FERC and to respond to all portions of its most recent order. The intent of the Company is to answer all questions raised by the FERC candidly, openly and completely.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EL PASO ELECTRIC COMPANY


                                        By:    /s/ Terry Bassham
                                           -------------------------------------
                                                   Terry Bassham
                                                   Executive Vice President,
                                                   Chief Financial and
                                                   Administrative Officer
                                                   (Duly Authorized Officer and
                                                   Principal Financial Officer)



Dated:  August 16, 2002